UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-37785 (Commission File Number)	11-3651945 (I.R.S. Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.Other Events.

On May 25, 2018, Reata Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that bardoxolone methyl improved kidney function in patients with autosomal dominant polycystic kidney disease (ADPKD) and IgA nephropathy in the company’s ongoing Phase 2 PHOENIX study.  ADPKD is a genetic form of chronic kidney disease CKD caused by mutations in PKD1 and PKD2 genes leading to inflammation that stimulates the formation of fluid-filled cysts in the kidneys that cause pain and progressive loss of kidney function.  IgA nephropathy, also known as Berger’s Disease, is a rare form of CKD that is characterized by deposits of IgA immune complexes in the glomeruli leading to persistent inflammation, oxidative stress, and loss of kidney function.  A copy of the press release is attached as Exhibit 99.1.

The data were presented by Pablo E. Pergola, M.D., Ph.D., Research Director, Renal Associates, PA, San Antonio at the European Renal Association and European Dialysis and Transplant Association (ERA-EDTA) meeting in Copenhagen.  A copy of the poster presentation is attached as Exhibit 99.2.  The Company plans to hold a conference call on May 25, 2018, at 8:00 a.m. ET to review these data and our development program for bardoxolone in CKD.  Management’s presentation will be accessible via webcast and via teleconference as set forth in the press release.  The presentation slides that are to be used in connection with the conference call are attached as Exhibit 99.3.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and oral statements made with respect to information contained in this report may contain forward looking information within the meaning of the Private Securities Litigation Reform Act of 1995.  You may identify forward-looking statements by the use of words such as “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should,” “will” or other words or expressions of similar meaning, although not all forward-looking statements contain such terms. These forward-looking statements include, but are not limited to, statements about the PHOENIX trial.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements. Such risks and uncertainties include, but are not limited to: our expectations regarding the timing, costs, conduct, and outcome of our clinical trials, including statements regarding the timing of the initiation and availability of data from such trials; the timing and likelihood of regulatory filings and approvals for our product candidates; our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the potential market opportunities for commercializing our product candidates; our expectations related to the use of our available cash; estimates of our expenses, future revenue, capital requirements, and our needs for additional financing; our ability to develop, acquire, and advance product candidates into, and successfully complete, clinical trials; the initiation, timing, progress, and results of future preclinical studies and clinical trials, and our research and development programs; the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates; our ability to maintain and establish collaborations or obtain additional funding; our ability to maintain and establish relationships with third parties, such as contract research organizations, suppliers, and distributors; our expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our ability to establish and maintain arrangements for manufacture of our product candidates; the impact of governmental laws and regulations; developments and projections relating to our competitors and our industry; and other risks and uncertainties included in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor & News section of www.reatapharma.com. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties, and assumptions that are difficult to predict or quantify.  The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

99.1	Press release dated May 25, 2018.
99.2	Initial results from a Phase 2 trial of the safety and efficacy of bardoxolone methyl in patients with autosomal dominant polycystic kidney disease and IgA nephropathy poster.
99.3	Company management presentation slides in connection with a conference call to discuss the interim data from Phase 2 of the Company’s PHOENIX trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: May 25, 2018	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

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